UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2026, the board of directors (the “Board”) of Mesa Laboratories, Inc. (“Mesa” or the “Company”) approved the appointment of Lyndsey Crennen as the Chief Accounting Officer of the Company, effective as of her entry into the Employment Agreement described below.

Ms. Crennen, age 41, has over 20 years of experience in accounting and related roles. Ms. Crennen joined Mesa in 2018 as Assistant Controller and has held progressive accounting roles at the Company, including serving as Corporate Controller since 2022. Prior to joining Mesa, Ms. Crennen worked at Chipotle Mexican Grill, Inc., where she led the internal audit function from 2012 to 2014 and subsequently oversaw technical accounting and financial reporting through 2018. Ms. Crennen began her career as an auditor at PricewaterhouseCoopers, LLP in Denver. Ms. Crennen holds a B.S. degree in accounting and finance from the University of Colorado and is a Certified Public Accountant.

There are no family relationships between Ms. Crennen and any director or executive officer of the Company, and there are no arrangements or understandings between Ms. Crennen and any other persons pursuant to which she was appointed as Chief Accounting Officer of the Company. In addition, there are no related party transactions between Ms. Crennen and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Crennen and the Company expect to enter into an Employment Agreement on or about June 26, 2026 (the “Employment Agreement”), pursuant to which Ms. Crennen will receive an annual base salary of $325,000, which may be increased from time to time by the Compensation Committee of the Board. She will be eligible to participate in the Company’s short-term incentive bonus plan, with the opportunity to receive an annual cash bonus equal to 40% of her annual base salary, pursuant to the terms and conditions of such plan and subject to the achievement of performance targets set by the Compensation Committee of the Board. Ms. Crennen will also be eligible to participate in Mesa’s long-term incentive plan with an annual target award value of $300,000, subject to the terms and conditions of the plan. The Employment Agreement contains customary severance and other terms.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Employment Agreement by and among Mesa Laboratories, Inc. and Lyndsey Crennen
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 15, 2026		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ John Sakys
John Sakys
Chief Financial Officer